Exhibit 99.1

World Point Terminals, LP Announces Damage to Galveston, TX Terminal Dock

ST. LOUIS, Missouri, December 4, 2014 -World Point Terminals, LP (the “Partnership”), a Delaware limited partnership (NYSE: WPT), announced today that a third party tug and barge unit lost control and ran into the barge and ship docks at its terminal in Galveston, TX. The Partnership is still assessing the extent of the damage, but the ship dock will be temporarily unavailable for use. One berth of the barge dock and the remainder of the terminal continues with normal operations. The operator of the tug and barge unit has accepted responsibility for the incident. The Partnership does not believe the incident will have a material effect on its financial condition or results of operations.

About World Point Terminals, LP

World Point Terminals, LP is a master limited partnership that owns, operates, develops and acquires terminals and other assets relating to the storage of light refined products, heavy refined products and crude oil. The Partnership’s storage terminals are strategically located in the East Coast, Gulf Coast and Midwest regions of the United States. The Partnership is headquartered in St. Louis, Missouri.

Forward-Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will” and “expect” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware, after the date hereof.

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Contacts:

Liz McGee

Investor Relations

Phone: (314) 854-8366

lmcgee@worldpointlp.com